As filed with the Securities and Exchange Commission on May 31, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Portola Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-0216859
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

270 E. Grand Avenue

South San Francisco, California 94080

(650) 246-7300

(Address of principal executive offices) (Zip code)

Portola Pharmaceuticals, Inc. 2003 Equity Incentive Plan, as amended

Portola Pharmaceuticals, Inc. 2013 Equity Incentive Plan

Portola Pharmaceuticals, Inc. 2013 Employee Stock Purchase Plan

(Full title of the plan)

William Lis

Chief Executive Officer

Portola Pharmaceuticals, Inc.

270 E. Grand Avenue

South San Francisco, California 94080

(650) 246-7300

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Guernsey

Sally A. Kay

Cooley LLP

101 California Street, 5th Floor

San Francisco, CA 94111

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share
– 2013 Equity Incentive Plan	537,614(2)(3)	$15.80(7)	$8,494,301.20	$1,158.63
– 2013 Employee Stock Purchase Plan	1,000,000(4)(5)	$15.80(7)	$15,800,000.00	$2,155.12
– 2003 Equity Incentive Plan. as amended	3,587,399(6)	$6.74(8)	$24,179,069.26	$3,298.03
Total	5,125,013		$48,473,370.46	$6,611.78

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Portola Pharmaceuticals, Inc. (the “Registrant”) that become issuable under the 2003 Equity Incentive Plan, as amended (the “2003 Plan”), the 2013 Equity Incentive Plan (the “2013 Plan”), and the 2013 Employee Stock Purchase Plan ( the “2013 ESPP,” and collectively with the 2003 Plan and the 2013 Plan, the “Plans”) set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock.
(2)	Represents shares of the Registrant’s common stock reserved for future issuance under the 2013 Plan. Pursuant to the terms of the 2013 Plan, any shares subject to outstanding awards originally granted under the 2003 Plan, that expire or terminate, or are forfeited, for any reason prior to exercise or settlement shall become available for issuance pursuant to share awards granted under the 2013 Plan, subject to certain limitations.
(3)	The number of shares reserved for issuance under the 2013 Plan will automatically increase on January 1st each year, starting on January 1, 2014 and continuing through January 1, 2023, by the lesser of (a) five percent (5%) of the total number of shares of the Registrant’s common stock outstanding on December 31st of the immediately preceding calendar year and (b) a number determined by the Registrant’s board of directors.
(4)	Represents shares of the Registrant’s common stock reserved for future issuance under the 2013 ESPP.
(5)	The number of shares reserved for issuance under the 2013 ESPP will automatically increase on January 1st each year, starting on January 1, 2014 and continuing through January 1, 2023, by the lesser of (a) two percent (2%) of the total number of shares of the Registrant’s common stock outstanding on December 31st of the preceding calendar year, (b) 2,500,000 shares of common stock or (c) a number determined by the Registrant’s board of directors.
(6)	Represents shares of the Registrant’s common stock reserved for issuance pursuant to stock awards outstanding under the 2003 Plan as of the date of this Registration Statement.
(7)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $15.80, the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Global Market on May 24, 2013.
(8)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price for shares of the Registrant’s common stock subject to outstanding options granted pursuant to the 2003 Plan.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Portola Pharmaceuticals, Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s prospectus filed on May 22, 2013 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the Registration Statement on Form S-1, originally filed on April 12, 2013, as amended (File No. 333-187901), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b) The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on May 17, 2013 (File No. 001-35935) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(c) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law, as amended (the “DGCL”), authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation that is currently in effect provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and the Registrant’s amended and restated bylaws that is currently in effect provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

The Registrant has entered into and expects to continue to enter into agreements to indemnify its directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding.

The Registrant maintain insurance policies that indemnify its directors and officers against various liabilities arising under the Exchange Act that might be incurred by any director or officer in his capacity as such.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of Portola Pharmaceuticals, Inc.

4.2 (2)	Amended and Restated Bylaws of Portola Pharmaceuticals, Inc.

4.3 (3)	Form of Common Stock Certificate of Portola Pharmaceuticals, Inc.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1 (4)	Portola Pharmaceuticals, Inc. 2003 Equity Incentive Plan, as amended, and Form of Stock Option Grant Notice, Option Agreement and Form of Notice of Exercise.

99.2 (5)	Portola Pharmaceuticals, Inc. 2013 Equity Incentive Plan and Form of Stock Option Grant Notice and Option Agreement.

99.3 (6)	Portola Pharmaceuticals, Inc. 2013 Employee Stock Purchase Plan.

(1)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 28, 2013, and incorporated by reference herein.
(2)	Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 28, 2013, and incorporated by reference herein.
(3)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-187901), filed with the Securities and Exchange Commission on May 17, 2013, and incorporated by reference herein.
(4)	Filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-187901), filed with the Securities and Exchange Commission on April 12, 2013, and incorporated herein by reference.
(5)	Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-187901), filed with the Securities and Exchange Commission on April 12, 2013, and incorporated herein by reference.
(6)	Filed as Exhibit 10.19 to Registrant’s Registration Statement on Form S-1 (File No. 333-187901), filed with the Securities and Exchange Commission on April 12, 2013, and incorporated herein by reference.

ITEM 9.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of South San Francisco, State of California, on May 31, 2013.

PORTOLA PHARMACEUTICALS, INC.

By:	/s/ William Lis
William Lis
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Lis and Mardi C. Dier, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Lis William Lis	Chief Executive Officer and Director (Principal Executive Officer)	May 31, 2013

/s/ Mardi C. Dier Mardi C. Dier	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 31, 2013

/s/ Hollings C. Renton Hollings C. Renton	Chairman of the Board of Directors	May 31, 2013

/s/ Jean-Jacques Bienaimé Jean-Jacques Bienaimé	Director	May 31, 2013

/s/ Jeffrey W. Bird, M.D., Ph.D. Jeffrey W. Bird, M.D., Ph.D.	Director	May 31, 2013

/s/ Robert M. Califf, M.D. Robert M. Califf, M.D.	Director	May 31, 2013

/s/ Nicholas G. Galakatos, Ph.D. Nicholas G. Galakatos, Ph.D.	Director	May 31, 2013

/s/ Charles J. Homcy, M.D. Charles J. Homcy, M.D.	Director	May 31, 2013

/s/ James N. Topper, M.D., Ph.D. James N. Topper, M.D., Ph.D.	Director	May 31, 2013

/s/ H. Ward Wolff H. Ward Wolff	Director	May 31, 2013

EXHIBIT INDEX

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of Portola Pharmaceuticals, Inc.

4.2 (2)	Amended and Restated Bylaws of Portola Pharmaceuticals, Inc.

4.3 (3)	Form of Common Stock Certificate of Portola Pharmaceuticals, Inc.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1 (4)	Portola Pharmaceuticals, Inc. 2003 Equity Incentive Plan, as amended, and Form of Stock Option Grant Notice, Option Agreement and Form of Notice of Exercise.

99.2 (5)	Portola Pharmaceuticals, Inc. 2013 Equity Incentive Plan and Form of Stock Option Grant Notice and Option Agreement.

99.3 (6)	Portola Pharmaceuticals, Inc. 2013 Employee Stock Purchase Plan.

(1)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 28, 2013, and incorporated by reference herein.
(2)	Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 28, 2013, and incorporated by reference herein.
(3)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-187901), filed with the Securities and Exchange Commission on May 17, 2013, and incorporated by reference herein.
(4)	Filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-187901), filed with the Securities and Exchange Commission on April 12, 2013, and incorporated herein by reference.
(5)	Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-187901), filed with the Securities and Exchange Commission on April 12, 2013, and incorporated herein by reference.
(6)	Filed as Exhibit 10.19 to Registrant’s Registration Statement on Form S-1 (File No. 333-187901), filed with the Securities and Exchange Commission on April 12, 2013, and incorporated herein by reference.